Exhibit 99.1

INCOME FUND
EIGHT A L.P.

PORTFOLIO OVERVIEW

FIRST QUARTER

2007

ICON Income Fund Eight A L.P.

- First Quarter 2007 Portfolio Overview -

Dear Partner of ICON Income Fund Eight A L.P.:

ICON Income Fund Eight A L.P. (“Eight A”) raised $75,000,000 commencing with its initial offering on September 23, 1998 through the closing of the offering on May 17, 2000.  As of March 31, 2007, Eight A had 735,232 limited partnership units outstanding.  During the reporting period, Eight A continued to function in its Liquidation Period and no additional partners have been admitted since such date.

During the Fall of 2005, Eight A entered its Liquidation Period, during which its assets are being sold in the ordinary course of its operations.  The leased equipment in Eight A’s portfolio is subject to two types of leases: (i) growth leases, where the rental cash flows have been assigned or pledged to a lender, and (ii) income leases, where Eight A retains the rental cash flows.  While income leases produce monthly cash flows, growth leases permit Eight A to retain an interest in the future value of the equipment on a leveraged equity basis.  Eight A’s general partner, ICON Capital Corp. (the “General Partner”), expected that the future value of the equipment in growth leases would be greater than Eight A’s initial cash investment.

Cash generated from these investments has facilitated Eight A’s distributions to investors.  The availability of cash used for distributions to limited partners depends on the requirements for expenses and reserves.

News Covering the Reporting Period

•  Global Crossing Telecommunications, Inc. (“Global Crossing”), a leading global internet protocol solutions provider, announced that it will provide global telecommunications services to its partner AT&T Government Solutions, a business unit of AT&T Inc., that was awarded the Networx Universal contract March 29, 2007, by the U.S. General Services Administration.  Under the Networx Universal contract, Global Crossing will support AT&T Inc. in its efforts to compete for task orders relating to in-demand governments services such as telecommunications, networking, and related services.   (Source:  Global Crossing press release, dated March 30, 2007)

•  Bear Stearns Merchant Banking, a leading private equity firm focusing on middle-market investments, February 21, 2007, announced that, together with company management, it has acquired PlayCore Holdings, Inc. (“PlayCore”) from an investor group led by Chartwell Investments. PlayCore is a leading designer, manufacturer and marketer of a broad range of playground equipment, accessories and related play products. (Source:  PlayCore press release, dated February 22, 2007)

Neither Eight A nor the General Partner accept any responsibility for, or assume any liability for, any duty to update or reliance upon the contents, accuracy, completeness, usefulness or timeliness of any of the information contained under the heading “News Covering the Reporting Period.”

Portfolio Overview

Eight A’s leased equipment portfolio is comprised of investments made both directly and indirectly through joint ventures with its affiliates.  As of March 31, 2007, Eight A’s portfolio consisted primarily of:

Income leases

•  Manufacturing equipment subject to a thirty-six month lease with PlayCore Wisconsin, Inc.  The equipment is used in the manufacture of playground equipment and backyard products for consumer and commercial markets such as municipalities, parks, recreation departments, schools and other institutions.  The purchase price of the equipment was approximately $4,000,000.  The lease is scheduled to expire on December 31, 2008.

•  State-of-the-art telecommunications equipment that Eight A, along with certain of its affiliates, acquired from various vendors.  The equipment is subject to a forty-eight month lease with Global Crossing, which lease is scheduled to expire on March 31, 2010.  Eight A purchased its 8% ownership interest in the entity that owns the equipment for approximately $2,000,000.

Growth leases

•  A tugboat (M/V Michigan) and oil barge (Great Lakes) chartered to Keystone Great Lakes until January 2008.  The charter is guaranteed by BP Amoco Plc.  These vessels were purchased for approximately $12,923,000, of which approximately $5,628,000 was paid by Eight A and the balance was comprised of non-recourse debt.

•  A 0.8% interest in the rights to profits, losses and cash flows from an entity that owns a 100% interest in a mobile offshore drilling rig subject to lease with Rowan Companies, Inc.  In November 2004, Eight A acquired its interest from an affiliate for $200,000.

Unguaranteed Residual Interests

Eight A also has a $1,997,000 investment in an unguaranteed residual interest in a separate offshore drilling rig subject to lease with Rowan Companies, Inc.

Terminated Leases

•  On March 30, 2007, Eight A sold its 90% interest in a McDonnell Douglas DC-10-30 aircraft to FedEx for approximately $4,260,000, resulting in a loss on the sale of the aircraft of approximately $1,025,000.  After the outstanding debt was repaid, Eight A received approximately $3,834,0000 and recorded a loss on the sale of approximately $920,000.

•  Eight A received its last lease payment from Regus Business Centre Corp. (“Regus”) in February 2007 and Regus exercised its one dollar purchase option. In March 2003, the lease was restructured to extend the lease for an additional 48 months at a reduced rental rate which provided Eight A with an additional 38 months of cash flows and a higher overall return on its investment.

10% Status Report

As of the end of the reporting period, the only assets subject to lease that  collectively constituted at least 10% of the aggregate purchase price of Eight A’s asset portfolio were the M/V Michigan and Great Lakes.  The M/V Michigan and Great Lakes are scheduled to remain on charter throughout the fiscal year and until the scheduled charter expiration in January 2008.  As of March 31, 2007, to the best of the General Partner’s knowledge, both vessels remain seaworthy, maintained in good commercial marine standards and in accordance with the laws and regulations of the U.S.C.G., as required under the charter.

Distribution Analysis

As mentioned above, during the Fall of 2005, Eight A entered into its Liquidation Period.  From the start of the Liquidation Period through August 2006, Eight A continued to make monthly distributions at a rate of 5.375% per annum.  As of September 1, 2006, Eight A reduced its distribution rate to 3.5% per annum.  Cash available for distributions was generated substantially through cash from operations.  From the inception of the offering period, Eight A has made 102 monthly distributions to its limited partners.  During the first three months of 2007, Eight A paid to its limited partners $643,328 in cash distributions.  As of March 31, 2007, a $10,000 investment made at the initial closing would have received $6,914 in cumulative distributions representing a return of approximately 69% of such initial investment.

Fund Summary

Offering Period	9/23/1998 – 5/17/2000
Size of offering	$75,000,000
Original No. of Investors	2,906

Outlook and Overview

Playcore is the next lease scheduled to expire in December 2008.  As of March 31, 2007, Eight A had $3,795,016 in cash and cash equivalents on hand.  Substantially all of Eight A’s cash flows are derived from income leases and residual realizations.  On a monthly basis, Eight A deducts from such cash flows recurring operating expenses and assesses cash flows required for known re-leasing costs and equipment management costs.  The remaining cash flows are then available for monthly distribution to investors.

ICON Income Fund Eight A L.P.
(A Delaware Limited Partnership)
Condensed Consolidated Balance Sheets

ASSETS
	(Unaudited)
	March 31,	December 31,
	2007	2006
Cash and cash equivalents	$3,795,016	$283,188

Investments in finance leases:
Minimum rents receivable	2,815,525	3,278,319
Estimated unguaranteed residual values	200,000	200,000
Initial direct costs, net	80,976	92,544
Unearned income	(346,752)	(450,161)

Net investments in finance leases	2,749,749	3,120,702

Investments in operating leases:
Equipment, at cost	8,034,770	26,521,700
Accumulated depreciation	(1,625,538)	(14,392,245)

Net investments in operating leases	6,409,232	12,129,455

Investments in joint ventures	3,625,174	3,718,407
Due from affiliates	10,905	-
Equipment held for sale, net	-	44,933
Other assets, net	390,666	1,721,706

Total assets	$16,980,742	$21,018,391

LIABILITIES AND PARTNERS' EQUITY

Liabilities:

Notes payable - non-recourse	$3,945,079	$6,618,975
Accrued interest payable - non recourse	-	354,914
Accounts payable and accrued expenses	313,677	339,588
Due to General Partner	374,062	518,986
Minority interest	-	418,241

Total liabilities	4,632,818	8,250,704

Commitments and contigencies

Partners' equity:
General Partner	(524,487)	(520,288)
Limited Partners (735, 232 units outstanding,
$100 per unit original issue price)	12,872,411	13,287,975

Total partners' equity	12,347,924	12,767,687

Total liabilities and partners' equity	$16,980,742	$21,018,391

ICON Income Fund Eight A L.P.
(A Delaware Limited Partnership)
Condensed Consolidated Statements of Operations
Three Months Ended March 31,
(Unaudited)

	2007	2006
Revenue:
Rental income	$1,809,064	$1,809,064
Finance income	103,409	206,481
Income from investments in joint ventures	53,993	46,862
Net loss on sales of equipment	(911,660)	-
Interest and other income	1,295	27,862

Total revenue	1,056,101	2,090,269

Expenses:
Depreciation and amortization	553,931	1,370,683
Interest	109,238	167,749
Management fees - General Partner	-	174,711
Administrative expense reimbursements - General Partner	-	139,079
General and administrative	149,474	130,042
Minority interest	13,393	13,120

Total expenses	826,036	1,995,384

Net income	$230,065	$94,885

Net income allocable to:
Limited Partners	$227,764	$93,936
General Partner	2,301	949

	$230,065	$94,885

Weighted average number of limited partnership
units outstanding	735,232	736,039

Net income per weighted average
limited partnership unit	$0.31	$0.13

ICON Income Fund Eight A L.P.
(A Delaware Limited Partnership)
Condensed Consolidated Statement of Changes in Partners' Equity
Year Ended December 31, 2006 and for the Three Months Ended March 31, 2007 (Unaudited)

	Limited Partner			Total
	Units	Limited	General	Partners'
	Outstanding	Partners	Partner	Equity
Balance, January 1, 2006	736,882	$13,676,869	$(517,128)	$13,159,741

Limited partnership units redeemed	(1,650)	(77,210)	-	(77,210)
Cash distributions to partners	-	(3,496,273)	(35,328)	(3,531,601)
Net income	-	3,184,589	32,168	3,216,757

Balance, December 31, 2006	735,232	13,287,975	(520,288)	12,767,687

Cash distributions to partners	-	(643,328)	(6,500)	(649,828)
Net income	-	227,764	2,301	230,065

Balance, March 31, 2007	735,232	$12,872,411	$(524,487)	$12,347,924

ICON Income Fund Eight A L.P.
(A Delaware Limited Partnership)
Condensed Consolidated Statements of Cash Flows
Three Months Ended March 31,
(Unaudited)

	2007	2006
Cash flows from operating activities:
Net income	$230,065	$94,885
Adjustments to reconcile net income to net cash
provided by operating activities:
Rental income paid directly to lenders by lessees	(1,809,064)	(1,809,064)
Finance income paid directly to lenders by lessees	(103,409)	(206,481)
Income from investments in joint ventures	(53,993)	(46,862)
Net loss on sales of equipment	911,660	-
Depreciation and amortization	553,931	1,370,683
Interest expense on non-recourse financing paid directly
to lenders by lessees	109,238	167,749
Minority interest	13,393	13,120
Changes in operating assets and liabilities:
Collection of principal - non-financed receivables	462,794	454,940
Other assets	349,273	-
Accounts payable and accrued expenses	(380,825)	12,767
Due to General Partner and affiliates, net	(155,829)	125,543

Net cash provided by operating activities:	127,234	177,280

Cash flows from investing activities:
Proceeds from sales of equipment	4,313,118	12,036
Distributions to joint ventures	(426,000)	-
Distributions received from joint ventures	147,304	39,039

Net cash provided by investing activities:	4,034,422	51,075

Cash flows from financing activities:
Cash distributions to partners	(649,828)	(1,001,114)
Redemption of limited partner units	-	(77,210)

Net cash used in financing activities:	(649,828)	(1,078,324)

Net increase (decrease) in cash and cash equivalents	3,511,828	(849,969)
Cash and cash equivalents, beginning of the period	283,188	1,419,446

Cash and cash equivalents, end of the period	$3,795,016	$569,477

ICON Income Fund Eight A L.P.
(A Delaware Limited Partnership)
Condensed Consolidated Statements of Cash Flows
Three Months Ended March 31,
(Unaudited)

	2007	2006
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Principal and interest paid directly to lenders by lessees	$3,138,048	$3,138,048

Transactions with Related Parties

  Prior to April 1, 2006, in accordance with the terms of the Management Agreement, Eight A paid the General Partner (i) management fees ranging from 1% to 7% based on a percentage of the rental payments received either directly by Eight A or through joint ventures and (ii) acquisition fees of 3% calculated based on the gross value of Eight A’s acquisition transactions.  In addition, the General Partner was reimbursed for administrative expenses incurred by it in connection with Eight A's operations.  Although the General Partner continues to provide services, effective April 1, 2006, the General Partner waived its rights to future management fees and administrative expense reimbursements.

The General Partner also has a 1% interest in Eight A’s profits, losses, cash distributions and distribution proceeds. Eight A paid distributions to the General Partner of $6,500 during the three months ended March 31, 2007 and $35,328 for the year ended December 31, 2006. The General Partner’s interest in Eight A’s net income for the three months ended March 31, 2007 and 2006 was $2,301 and $949, respectively.

Eight A has a payable of $374,062 due to the General Partner and affiliates at March 31, 2007. Eight A owed the General Partner $192,786 for accrued and unpaid administrative expense reimbursements incurred prior to April 1, 2006 and $181,000 for accrued and unpaid acquisition fees incurred during the year ended December 31, 2005. The payable to the General Partner of $190,000 advanced during 2006 was paid in full in March, 2007.

Fees and other expenses charged to operations by Eight A and paid or accrued to the General Partner or its affiliates for the three months ended March 31, 2007 and 2006 were as follows:

Entity	Capacity	Description	2007	2006
ICON Capital Corp.	General Partner	Management fee	$-	$174,711
ICON Capital Corp.	General Partner	Administrative fee	-	139,079

			$-	$313,790

*Limited Partners may obtain a summary of administrative expense reimbursements upon request.

Your participation in Eight A is greatly appreciated and we look forward to sharing future successes.

Sincerely,

ICON Capital Corp., General Partner

Thomas W. Martin
Chairman, Chief Executive Officer and President

ICON is committed to protecting the privacy of its investors in compliance with all applicable laws.  Please be advised that, unless required by a regulatory authority such as the NASD or ordered by a court of competent jurisdiction, ICON will not share any of your personally identifiable information with any third party.

Forward-Looking Information - Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, or the PSLRA.  These statements are being made pursuant to PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expects,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of  similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside of our control that may cause actual results to differ materially from those projected.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you. It is typically filed either 45 or 90 days after the end of a quarter or year, respectively. Usually this means a filing will occur on or around March 30, May 15, August 15, and November 15 of each year. It contains financial statements and detailed sources and uses of cash plus explanatory notes. You are always entitled to these reports. Please access them by:

• Visiting www.iconcapital.com
or
• Visiting www.sec.gov
or
• Writing us at: PO Box 192706, San Francisco, CA 94119-2706

We do not distribute these reports to you directly in order to keep Eight A’s expenses down as the cost of mailing this report to all investors is significant. Nevertheless, the reports are immediately available on your request.